                                  EXHIBIT 5.1

                      [VINSON & ELKINS L.L.P. LETTERHEAD]


(214) 220-7700                                                (214) 999-7732

                               October 20, 1999


Patina Oil & Gas Corporation
1625 Broadway
Denver, Colorado 80202

                         Patina Oil & Gas Corporation
                      Registration Statement on Form S-3
                                 Common Stock
                                Preferred Stock

Ladies and Gentlemen:

     We have acted as counsel for Patina Oil & Gas Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Securities Act"), on a Registration Statement on Form S-3 (the "Registration Statement") of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities: (i) 230,000 shares of the Company's common stock, par value $.01 per share, (the "Common Stock"); (ii) 1,818,511 shares of the Company's 8.50% preferred stock, par value $1.00 per share (the "Preferred Stock"); and (iii) an additional 4,785,594 shares of common stock into which the preferred stock is convertible (the "Conversion Shares") (together "Securities") by certain stockholders of the Company (the "Selling Stockholders").

     For purposes of rendering the opinions contained in this letter, we have reviewed agreements, records and documents as we have deemed relevant in order to render the opinions set forth herein, including but not limited to the Certificate of Incorporation and the Bylaws of the Company.

     As to certain questions of fact material to our opinions that we have not independently established, we have relied upon certificates from officers of the Company and upon certificates of public officials.

     In rendering the following opinions, we have assumed (a) all information contained in all documents reviewed by us is true and correct, (b) the genuineness of all signatures on all documents reviewed by us, (c) the authenticity and completeness of all documents submitted to us as originals, (d) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, (e) each natural person signing any document reviewed by us had the legal capacity to do so, and (f) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

     Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

     1. The Common Stock and Preferred Stock being registered are legally issued, fully paid and non-assessable. With respect to the Conversion Shares, when certificates representing the Conversion Shares have been duly executed, countersigned, registered and delivered upon conversion of the Preferred Stock, in accordance with the terms of the Certificate of Designation governing such Preferred Stock, then the Conversion Shares will be legally issued, fully paid and nonassessable.

     The opinions expressed above are subject in all respects to the following assumption, exceptions and qualifications:

     a. We have assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (c) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

     b. We express no opinion with respect to the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     c. The opinions expressed in this letter are limited to the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

     We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                                         Very truly yours,

                                         /s/ VINSON & ELKINS L.L.P.